SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 3, 2010

KIWIBOX.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-20432	75-2228828
(Commission File Number)	(IRS Employer Identification No.)

330 West 38th Street, Suite 1602, New York, New York 10018
(Address of principal executive offices) (Zip Code)

(212) 239-8210
(Registrant's telephone number)

Magnitude Information Systems, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02 Appointment and Departure of Principal Officers and Directors

Effective as of May 4, 2010, Registrant promoted Craig S. Cody to serve as its Chief Financial Officer. Mr. Cody, a licensed certified public accountant, had been serving as the Comptroller for the Registrant during the past year. In his new position, Mr. Cody, age 47, will serve without an employment contract as an “at will” employee and shall devote three and one-half business days each week to his duties with Registrant. Mr. Cody will continue to provide accounting services to other clients in addition to Registrant. Currently and over the course of the past five years, Mr. Cody has managed an independent accounting and financial services business in New York for a diverse group of clients. Mr. Cody holds a B.S. Degree in Accounting from the State University of New York.

Also, effective as of May 3, 2010, Joerg H. Klaube resigned as the Chief Financial Officer and as a member of Registrant’s the Board of Directors. Mr. Klaube, the Chief Financial Officer of Registrant since 1995, and a member of its Board of Directors since 2005, resigned to pursue other opportunities. Mr. Klaube’s resignation from these positions did not result from any disagreement with Registrant known to any of Registrant’s executive officers on any matter relating to Registrant’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KIWIBOX.COM, INC.

Dated: May 5, 2010	By:	/s/ Rudolf Hauke
Rudolf Hauke
President and Chief Executive Officer